Prospectus Supplement dated September 29, 2003 to Prospectus dated May 7, 2003

Filed Pursuant to Rule 424(b)(2)
File No. 333-102874

15,000 Shares

Key Energy Services, Inc.

Common Stock

        We are selling an aggregate of 15,000 shares of common stock to Michael Furrow pursuant to stock option agreements between Key and Mr. Furrow. The shares are being sold at $8.25 per share.

        Our common stock is listed on the New York Stock Exchange under the symbol "KEG." On September 26, 2003, the closing price of our common stock was $9.40 per share.

        The shares are not being issued through underwriters, agents or dealers. No fees or commissions are being paid in connection with the issuance of the shares.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is September 29, 2003